U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported): May 23, 2003

AVANI INTERNATIONAL GROUP INC.

 (Name of Small Business Issuer in its charter)

 Nevada                 000-23319                      88-0367866

(State of           Commission File No.        (I.R.S. Employer

Incorporation)                                 I.D. Number)

#328-17 Fawcett Road, Coquitlam, B.C. (Canada)    V3K 6V2

 (Address of principal executive offices)                  (Zip Code)

Registrant's telephone number 604-525-2386.

Item 1. Change of Control.

On June 10, 2003, the Company made individual stock option grants to its employees and consultants to acquire 3,100,000 shares of common stock, and issued stock options to two directors to acquire 450,000 shares of common stock under its 2000 Stock Option Plan.

Individual Stock Option Grants.

Stock options with rights to acquire a total of 1,800,000 shares of common stock of the Company were granted to seven individuals who are employees or consultants of the Company. Of the total amount, thirty percent of the options vest on the grant date, with the balance vesting on the first anniversary of the grant date. The options enable the holder to acquire the common stock of the Company at a price of $0.05 per share during the first year, and $0.30 during the second year. The options expire on the earlier of; two years from the grant date, the date the employee or consultant’s relationship with the Company is terminated for “cause,” 30 days after the date the employee or consultant’s relationship with the Company is terminated for reasons other than “cause,” immediately upon receipt of written notice from the Company terminating any unvested Options and unexercised Options, or the death or disability of the party.

Stock options with rights to acquire a total of 1,300,000 shares of common stock of the Company were granted to three individuals who are employees or consultants of the Company. The total amount vest on the grant date. The options enable the holder to acquire the common stock of the Company at a price of $0.05 per share during the option term. The options expire on the earlier of; three years from the grant date, the date the employee or consultant’s relationship with the Company is terminated for “cause”, 30 days after the date the employee or consultant’s relationship with the Company is terminated for reasons other than “cause,” immediately upon receipt of written notice from the Company terminating any unvested Options and unexercised Options, or the death or disability of the party.

Grants under the 2000 Stock Option Plan

Stock options with rights to acquire 225,000 shares of common stock of the Company were granted to each of Dennis Robinson and Robert Lightfoot, two directors of the Company. The total grant represents all of the options available under the 2000 Stock Option Plan (“Plan”). Of the total amount, thirty percent of the options vest on the grant date, with the balance vesting on the first anniversary of the grant date. The options enable the holder to acquire the common stock of the Company at a price of $0.05 per share during the first year, and $0.30 during the second year. The option expire on the earlier of; two years from the grant date, one year after the optionee relationship with the Company is terminated by reason of death or disability, or within three months from the date the Optionee ceases to serve as a director of the Company.  The foregoing is qualified in its entirety by the terms of the Plan.

Item 5. Other Events.

In May 2003, the Company agreed to pay Robert Wang a salary during fiscal 2003 of $30,000 retroactive to January 1, 2003.

Item 7. Financial Statements and Exhibits.

(c). Exhibits

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Avani International Group, Inc.

June 26, 2003

/s/ Robert Wang

Robert Wang

President and Principal Accounting Officer